                                                                    Exhibit 28.G

                   CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                      First USA Bank, National Association

                          FIRST CHICAGO MASTER TRUST II
                                  Series 1999-X
                                  June 12, 2002

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1999-X Supplement dated as of June 1, 1999 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the June 17, 2002 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.   The total amount of the distribution to Class A Adjusted
          Certificateholders on the Payment Date per $1,000 interest.           $           1.824

     2.   The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class A Adjusted Certificates,
          per $1,000 interest                                                   $           0.000

     3.   The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Adjusted Certificates,
          per $1,000 interest                                                   $           1.824

B. Information Regarding the Performance of the Trust

     1.   Collections of Receivables
     -------------------------------

     a.   The aggregate amount of Collections of Receivables processed for the Due Period with respect to the current Distribution
          Date which were allocated in respect of the Investor
          Certificates of all Series                                            $1,337,377,559.40

     b.   The aggregate amount of Collections of Receivables processed for the Due Period with respect to the current Distribution
          Date which were allocated in respect of the Series 1999-X
          Certificates                                                          $  297,073,702.44

     c.   The aggregate amount of Collections of Receivables processed for the Due Period with respect to the current Distribution
          Date which were allocated in respect of the Class A
          Certificates                                                          $  259,939,489.68

     d.   The amount of Collections of Receivables processed for the
          Due Period with respect to the current Distribution Date
          which were allocated in respect of the Class A Adjusted
          Certificates, per $1,000 interest                                     $         346.586

     e.   The amount of Excess Spread for the Due Period with respect
          to the current Distribution Date                                      $    8,270,561.28

     f.   The amount of Reallocated Principal Collections for the Due
          Period with respect to the current Distribution Date
          allocated in respect of the Class A Certificates                      $            0.00

     g.   The amount of Excess Finance Charge Collections allocated in
          respect of the Series 1999-X Certificates, if any                     $            0.00

                                                                  Series  1999-X

     h.   The amount of Excess Principal Collections allocated in
          respect of the Series 1999-X Certificates, if any                     $             0.00

     2.   Receivables in Trust
     -------------------------

     a.   Aggregate Principal Receivables for the Due Period with
          respect to the current Distribution Date (which reflects
          the Principal Receivables represented by the Exchangeable
          Seller's Certificate and by the Investor Certificates of
          all Series)                                                           $13,372,845,795.49

     b.   The amount of Principal Receivables in the Trust
          represented by the Series 1999-X Certificates (the
          "Adjusted Invested Amount") for the Due Period with respect
          to the current Distribution Date                                      $   857,142,857.00

     c.   The amount of Principal Receivables in the Trust
          represented by the Class A Certificates (the "Class A
          Adjusted Invested Amount") for the Due Period with respect
          to the current Distribution Date                                      $   750,000,000.00

     d.   The Invested Amount for the Due Period with respect to the
          current Distribution Date                                             $   857,142,857.00

     e.   The Class A Invested Amount for the Due Period with respect
          to the current Distribution Date                                      $   750,000,000.00

     f.   The Invested Percentage with respect to Finance Charge
          Receivables (including Interchange) and Defaulted Receivables for the Series 1999-X Certificates for the Due Period with
          respect to the current Distribution Date                                           6.410%

     g.   The Invested Percentage with respect to Principal Receivables for the Series 1999-X Certificates for the Due Period with
          respect to the current Distribution Date                                           6.410%

     h.   The Class A Floating Percentage for the Due Period with respect
          to the current Distribution Date                                                  87.500%

     i.   The Class A Principal Percentage for the Due Period with
          respect to the current Distribution Date                                          87.500%

     j.   The Collateral Floating Percentage for the Due Period with
          respect to the current Distribution Date                                          12.500%

     k.   The Collateral Principal Percentage for the Due Period with
          respect to the current Distribution Date                                          12.500%

     3.   Delinquent Balances
     ------------------------

          The aggregate amount of outstanding balances in the Accounts which were 30 or more days delinquent as of the end of the
          Due Period for the current Distribution Date                          $   492,004,330.97

                                                                  Series  1999-X

     4.   Investor Default Amount
     ----------------------------

     a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1999-X
          Certificates (the "Investor Default Amount")

          1.   Investor Default Amount                                          $4,636,780.64
          2.   Recoveries                                                       $  288,520.95
          3.   Net Default Receivables                                          $4,348,259.69

     b.   The Class A Investor Default Amount

          1.   Investor Default Amount                                          $4,057,183.06
          2.   Recoveries                                                       $  252,455.83
          3.   Net Default Receivables                                          $3,804,727.23

     c.   The Collateral Investor Default Amount

          1.   Investor Default Amount                                          $  579,597.58
          2.   Recoveries                                                       $   36,065.12
          3.   Net Default Receivables                                          $  543,532.46

     5.   Investor Charge-offs.
     -------------------------

     a.   The amount of the Class A Adjusted Investor Charge-Offs per
          $1,000 interest after reimbursement of any such Class A
          Adjusted Investor Charge-Offs for the Due Period with respect
          to the current Distribution Date                                      $        0.00

     b.   The amount attributable to Class A Adjusted Investor Charge-
          Offs, if any, by which the principal balance of the Class A
          Adjusted Certificates exceeds the Class A Adjusted Invested
          Amount as of the end of the day on the Record Date with
          respect to the current Distribution Date                              $        0.00

     c.   The amount of the Collateral Charge-Offs, if any, for the Due
          Period with respect to the current Distribution Date                  $        0.00

     6.   Monthly Servicing Fee
     --------------------------

     a.   The amount of the Monthly Servicing Fee payable from
          available funds by the Trust to the Servicer with respect to
          the current Distribution Date                                         $  178,571.43

     b.   The amount of the Interchange Monthly Servicing Fee payable
          to the Servicer with respect to the current Distribution Date         $  892,857.14

     7.   Available Cash Collateral Amount
     -------------------------------------

     a    The amount, if any, withdrawn from the Cash Collateral Account
          for the current Distribution Date (the "Withdrawal Amount")           $        0.00

     b.   The amount available to be withdrawn from the Cash Collateral
          Account as of the end of the day on the current Distribution
          Date, after giving effect to all withdrawals, deposits and payments to be made on such Distribution Date (the "Available
          Cash Collateral Amount" for the next Distribution Date)               $8,571,429.00

                                                                  Series: 1999-X

     c.   The amount as computed in 7.b as a percentage of the Class
          A Adjusted Invested Amount after giving effect to all
          reductions thereof on the current Distribution Date                             1.143%

     8.   Collateral Invested Amount
     -------------------------------

     a.   The Collateral Invested Amount for the current Distribution
          Date                                                                  $107,142,857.00

     b.   The Collateral Invested Amount after giving effect to all
          withdrawals, deposits, and payments on the current
          Distribution Date                                                     $107,142,857.00

     9.   Total Enhancement
     ----------------------

     a.   The total Enhancement for the current Distribution Date               $115,714,286.00

     b.   The total Enhancement after giving effect to all withdrawals,
          deposits and payments on the current Distribution Date                $115,714,286.00

C. The Pool Factor
------------------

          The Pool Factor (which represents the ratio of the Class A
          Adjusted Invested Amount on the last day of the month ending on the Record Date adjusted for Class A Adjusted Investor
          Charge-Offs set forth in B.5.a above and for the distributions of principal set forth in A.2 above to the Class A Adjusted
          Initial Invested Amount). The amount of a Class A Adjusted
          Certificateholder's pro rata share of the Class A Adjusted
          Invested Amount can be determined by multiplying the original denomination of the holder's Class A Adjusted Certificate by
          the Pool Factor                                                          100.00000000%

D. Principal Funding Account
----------------------------

     1.   The Principal Funding Investment Proceeds deposited in the
          Collection Account for the current Distribution Date to be
          treated as Class A Available Funds                                    $          0.00

     2.   The Excess Principal Funding Investment Proceeds for the
          current Distribution Date                                             $          0.00

     3.   The Principal Funding Account Balance as of the end of the day
          on the current Distribution Date                                      $          0.00

     4.   The Deficit Controlled Accumulation Amount for the preceding
          Due Period                                                            $          0.00

E. Reserve Account
------------------

     1.   The Reserve Draw Amount for the current Distribution Date             $          0.00

     2.   The amount on deposit in the Reserve Account as of the end of the day on the current Distribution Date (the "Available
          Reserve Account Amount" for the next Distribution Date)               $          0.00

CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page

                                     First USA Bank, National Association
                                        as Servicer


                                     By:   /s/ Tracie Klein
                                         ---------------------------------------
                                               TRACIE KLEIN
                                     Title:    FIRST VICE PRESIDENT